AETNA SERIES FUND, INC.
File No. 811-6352
Attachment for the period ending October 31, 1996

Item 77Q1 (a) Articles of Amendment/Supplementary
(September 16, 1996, October 10, 1996) - Incorporated by reference to Post Effective Amendment No. 17 to
Registration Statement on Form N-1A, as filed electronically on December 17, 1996.

Item 77Q1(e) Form of Investment Advisory Agreement -
Incorporated by reference to Post Effective Amendment
No. 17 to Registration Statement on Form N-1A, as filed electronically on December 17, 1996.



EX99.77Q1